================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 24, 2004



                             Charming Shoppes, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


                                  Pennsylvania
                                  ------------
                 (State or Other Jurisdiction of Incorporation)


               000-07258                                23-1721355
               ---------                                ----------
        (Commission File Number)           (I.R.S. Employer Identification No.)


      450 Winks Lane, Bensalem, PA                        19020
      ----------------------------                        -----
(Address of Principal Executive Offices)                (Zip Code)


                                 (215) 245-9100
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 5.  Other Events and Regulation FD Disclosure.

     On June 24, 2004, the Company issued a press release in connection with its Annual Meeting of Shareholders held June 24, 2004. The text of the press release is as follows:

                              FOR IMMEDIATE RELEASE
           CHARMING SHOPPES HOLDS 2004 ANNUAL MEETING OF SHAREHOLDERS


Bensalem, PA, June 24, 2004 - Charming Shoppes, Inc., (NASDAQ-CHRS), a leading retail apparel chain specializing in women's plus-size apparel, today held the 2004 Annual Meeting of Shareholders at its corporate offices in Bensalem, Pennsylvania.

At the meeting, shareholders approved the reelection of three directors, namely, Joseph L. Castle, II, Dr. Pamela S. Lewis, and Katherine M. Hudson, for a three-year term. Shareholders also approved the Company's proposed 2004 Stock Award and Incentive Plan.

The Company also announced that Charming Shoppes recently received its corporate governance quotient (CGQ) analysis from Institutional Shareholder Services
(ISS), which stated that Charming Shoppes' CGQ outperformed 91.7% of the companies in the Russell 3000 and 92% of the companies in the retailing group.

Charming Shoppes, Inc. operates 2,237 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.


CONTACT:          Gayle M. Coolick
-------           Director of Investor Relations
                  (215) 638-6955

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CHARMING SHOPPES, INC.
                             ----------------------
                                 (Registrant)




Dated: June 25, 2004         By:  /S/ ERIC M. SPECTER
                             ------------------------
                             Name: Eric M. Specter
                             Title:  Executive Vice President and
                             Chief Financial Officer

















                                       2